Exhibit 3.1

EAGLE ROCK ENERGY G&P, LLC
FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OCTOBER 8, 2015
This FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EAGLE ROCK ENERGY G&P, LLC (this “Agreement”), dated October 8, 2015 (the “Effective Time”) is adopted, executed and agreed to by and between Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and Eagle Rock Energy G&P Holding, Inc., a Delaware corporation (“G&P Holding” and together with the Partnership, the “Members”) in connection with the ownership and management of Eagle Rock Energy G&P, LLC, a Delaware limited liability company (the “Company”), pursuant to the provisions of the Delaware Limited Liability Company Act as amended from time to time (the “Act”).
RECITALS
WHEREAS, the Company was formed as a Delaware limited liability company pursuant to the Act by the filing of that certain Certificate of Formation (the “Certificate”) with the Secretary of State of the State of Delaware on May 25, 2006;
WHEREAS, the Members entered into that certain Third Amended and Restated Limited Liability Company Agreement of the Company on July 30, 2010 (the “A&R LLC Agreement”);
WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among the Partnership, Vanguard, Talon Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Vanguard (“Merger Sub”), and certain other parties, dated as of May 21, 2015, Merger Sub merged with and into the Partnership, with the Partnership surviving as a wholly owned subsidiary of Vanguard;
WHEREAS, upon consummation of the transactions contemplated by the Merger Agreement on October 8, 2015 (the “Closing”), the Company and G&P Holding became wholly owned indirect subsidiaries of Vanguard; and
WHEREAS, pursuant to Section 11.04 of the A&R LLC Agreement, the A&R LLC Agreement may be amended or restated only by a written instrument executed by all of the Members.
NOW, THEREFORE, in consideration of the premises and the covenants, agreements and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend and restate the A&R LLC Agreement as follows:
AGREEMENT
Formation. The affairs of the Company and the conduct of its business will be governed by the terms and be subject to the conditions set forth in this Agreement, as amended from time to time. This Agreement amends and restates in its entirety and supersedes the A&R LLC Agreement, which shall have no further force or effect as of the Effective Time. The Members are hereby authorized and directed to file any and all necessary amendments to the Certificate in the office of the Secretary of State of the State of Delaware and any other documents as may be required or appropriate under the Act or the laws of any jurisdiction in which the Company may conduct business or own property.
Members. The Members shall be the only members of the Company; provided, however, that the Members may admit new members in their sole discretion.
Name. The name of the limited liability company is Eagle Rock Energy G&P, LLC. The Company's business may be conducted under any other name or names deemed necessary or appropriate by the Members in their discretion. The words “Limited Liability Company,” “L.L.C.” or “LLC” or similar words or letters shall be included in the Company's name as necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Members in their discretion may change the name of the Company at any time and from time to time.
Registered Office; Registered Agent. The name of the Company’s registered agent for service of process shall be CT Corporation, and the address of the Company’s registered agent and the address of the Company’s registered office in the State of Delaware shall be 1209 Orange Street, Wilmington, DE 19801. The Members may change the registered agent and the registered office of the Company at any time and from time to time. The Company may maintain offices at any other place or places within or outside the State of Delaware as the Members deem necessary or appropriate.
Purpose. The purpose of the Company shall be to engage in any lawful business purpose or activity in which a limited liability company formed under the Act may engage or participate. The Company shall have any and all powers necessary or desirable to carry out the purpose and business of the Company to the extent the powers may be legally exercised by limited liability companies under the Act. The Company shall carry out the foregoing activities pursuant to the Certificate of Formation and this Agreement.
Contributions. The Members are deemed admitted as members of the Company upon their execution and delivery of this Agreement. The Members may, but are not required to, make any additional capital contributions to the Company. Without creating any rights in favor of any third party, the Members may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.
Units. Ownership in the Company shall be represented by membership units. Such units shall not be represented by written certificates unless otherwise approved by the Members. As of the date of this Agreement, the Members collectively own 100% of the Membership Interests (as defined in the A&R LLC Agreement and referred to herein as the “Units”) of the Company, which Units represent all the issued and outstanding Units of the Company.
Distributions. The Members shall be entitled (i) to receive all distributions (including, without limitation, liquidating distributions) made by the Company, and (ii) to enjoy all other rights, benefits and interests in the Company. The Members may determine the timing and the amounts of distributions.
Management. All management powers over the business and affairs of the Company shall be exclusively vested in a Board of Directors (“Board of Directors”) and, subject to the direction of the Board of Directors. The Directors shall each constitute a “manager” of the Company within the meaning of the Act. The members of the Board of Directors as of the Effective Time are as follows:
Director
Scott W. Smith
Richard A. Robert
Officers; Appointment; Powers. The Board of Directors may, from time to time as they deem advisable, appoint officers of the Company (“Officers”) and assign in writing titles (including, without limitation, President, Chief Executive Officer, Vice President, Secretary and Treasurer) to any such person. Officers are not “Managers” as that term is used in the Act. Unless the Board of Directors decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware (the “DGCL”) the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this paragraph may be revoked at any time by the Members. Any number of offices may be held by the same person. Each Officer shall hold office until his or her successor is elected and qualified or until such Officer’s earlier death, resignation or removal. Any Officer may resign at any time upon written notice to the Company. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board of Directors. Any Officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors. The Officers of the Company as of the Effective Time are as follows:
Officer                    Position
Scott W. Smith                Chief Executive Officer
Richard A. Robert                Executive Vice President, Chief Financial                                 Officer and Corporate Secretary
Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board of Directors not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of the Officers taken in accordance with such powers shall bind the Company.
Officers; Fiduciary Duty. Except to the extent otherwise provided herein, each Officer, when appointed, shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the DGCL.
Liability. The Members and the Officers, if any, shall not have any liability for the obligations, debts or liabilities of the Company except as provided in the Act.
Indemnification.

(a)To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each Indemnitee (as defined in the A&R LLC Agreement) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of such person’s status as an Indemnitee; provided, however that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this section, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this section shall be available to G&P Holding or its affiliates (other than the Partnership and any Group Member (as defined in the A&R LLC Agreement)) with respect to its or their obligations incurred pursuant to the Underwriting Agreement, the Omnibus Agreement or the Contribution Agreement (each as defined in the A&R LLC Agreement). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this section shall be made only out of the assets of the Company, it being agreed that the Members shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.
(a)    To the fullest extent permitted by law, expenses (including reasonable legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to clause (a) of this section in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this section.
(b)    The indemnification provided by this section shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.
(c)    The Company may purchase and maintain insurance, on behalf of the members of the Board of Directors, the Officers and such other persons as the Board of Directors shall determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.
(d)    For purposes of this section, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of such Indemnitee’s duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of clause (a) of this section; and action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.
(e)    An Indemnitee shall not be denied indemnification in whole or in part under this section because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(f)    The provisions of this section are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons (as defined in the A&R LLC Agreement).
(g)    No amendment, modification or repeal of this section or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this section as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.
(h)    THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.
Dissolution. The Company shall dissolve and its affairs shall be wound up upon (i) the consent of the Members or (ii) the entry of a decree of judicial dissolution under the Act. No other event will cause the Company to dissolve.
Books and Records. The Members shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Members. The Company’s books of account shall be kept using the method of accounting determined by the Members. The Company’s independent auditors, if required as determined by the Members, shall be an independent public accounting firm selected by the Members.
Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.
Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PRINCIPLES), ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.
Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Members.
Entire Agreement. This Agreement constitutes the entire agreement of the Members with respect to the subject matter hereof.
[Signature page follows]

IN WITNESS WHEREOF, the Members have adopted, executed and agreed to this Agreement effective as of the date first above written.
MEMBERS:
EAGLE ROCK ENERGY PARTNERS, L.P.
By: Eagle Rock Energy GP, L.P., its general partner
By:     Eagle Rock Energy G&P, LLC, its general     partner
By:    /s/ Scott W. Smith
Scott W. Smith
Chief Executive Officer

EAGLE ROCK ENERGY G&P HOLDING, INC.

By:    /s/ Richard A. Robert
Richard A. Robert
Executive Vice President, Chief Financial Officer and     Corporate Secretary